Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Dynex Capital, Inc.
Glen Allen, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-22859, 333-10783, 333-10587, 333-35769 and 333-149475 and Form S-8 No. 333-32663 of Dynex Capital, Inc. of our report dated March 30, 2009, relating to the financial statement of Copperhead Ventures, LLC, appearing in this Form 10-K/A of Dynex Capital, Inc.

BDO Seidman, LLP

Richmond, Virginia
March 30, 2009